Exhibit 23.1

KPMG LLP Chartered Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone Fax Internet	(604) 691-3000 (604) 691-3031 www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

To The Board of Directors of Methanex Corporation

We consent to the use of our reports, both dated March 13, 2013, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting included in this annual report on Form 40-F.

We also consent to the incorporation by reference of such reports in the Registration Statements No. 333-112624 and No. 333-141833 on Form S-8, No. 333-177632 on Form F-9 and No. 333-185335 on Form F-10 of the Company.

Chartered Accountants
Vancouver Canada
March 13, 2013

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.